Exhibit (h)(6)

EXECUTION VERSION

ALLIANZ FUNDS

$200,000,000

CREDIT AGREEMENT

Dated as of July 31, 2015

between

THE FUNDS LISTED FROM TIME TO TIME

ON SCHEDULE I HERETO,

as Borrowers

and

THE NORTHERN TRUST COMPANY,

as Lender

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1

1.02	Other Interpretive Provisions	12

1.03	Times of Day	13

ARTICLE II
REVOLVING LOANS		13

2.01	Loans	13

2.02	Borrowing of Loans	13

2.03	Voluntary Prepayments; Commitment Reduction	14

2.04	Mandatory Prepayments	14

2.05	Repayment of Individual Loans	15

2.06	Interest; Fees	15

2.07	Computation of Interest and Fees	15

2.08	Evidence of Debt	16

2.09	Payments Generally	16

2.10	Additional Funds	16

2.11	Interfund Lending	17

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY		18

3.01	Taxes	18

3.02	Illegality	19

3.03	Increased Costs; Reserves	19

3.04	Mitigation Obligations	20

3.05	Survival	21

ARTICLE IV
CONDITIONS PRECEDENT TO THE LOAN		21

4.01	Conditions of the Closing	21

4.02	Conditions of Each Loan	22

i

ARTICLE V
REPRESENTATIONS AND WARRANTIES		23

5.01	Existence, Qualification and Power; Compliance with Laws	23

5.02	Authorization; No Contravention	23

5.03	Binding Effect	24

5.04	Disclosure; No Material Adverse Change	24

5.05	Litigation	24

5.06	No Default	24

5.07	Compliance with Laws	24

5.08	Taxes	25

5.09	Ownership of Property; Liens	25

5.10	Governmental Authorization; Other Consents	25

5.11	Employee Benefit Plans	25

5.12	Employees. Such Borrower has no employees	25

5.13	Margin Regulations; Investment Company Act	25

5.14	[Reserved]	25

5.15	Solvency	25

5.16	Priority	25

5.17	Anti-Corruption Laws and Sanctions	25

5.18	PATRIOT Act	26

ARTICLE VI
AFFIRMATIVE COVENANTS		26

6.01	Investment Company; Maintenance of Business	26

6.02	Financial Statements; Other Information	27

6.03	Notices. Promptly notify the Lender:	28

6.04	Payment of Obligations	29

6.05	Preservation of Existence, Etc.	29

6.06	Compliance with Laws and Material Contracts	29

6.07	Books and Records	29

6.08	Use of Proceeds	29

6.09	Visitation Rights	30

6.10	Further Assurances	30

6.11	Plan Assets	30

ARTICLE VII
NEGATIVE COVENANTS		30

7.01	Liens	30

7.02	Indebtedness	30

7.03	Fundamental Changes	31

7.04	Dispositions	31

7.05	Restricted Payments	31

7.06	Change in Nature of Business	31

7.07	Transactions with Affiliates	31

7.08	Margin Requirements	31

7.09	No Subsidiaries	31

7.10	Prohibited Use of Proceeds	31

7.11	ERISA	32

7.12	Investments	32

7.13	Negative Pledges	32

7.14	Anti-Terrorism Laws	32

7.15	Financial Covenants	32

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES		33

8.01	Events of Default	33

8.02	Remedies Upon Event of Default	35

ARTICLE IX
MISCELLANEOUS		36

9.01	Amendments, Etc.	36

9.02	Notices; Effectiveness; Electronic Communication	36

9.03	No Waiver; Cumulative Remedies	37

9.04	Expenses; Indemnity; Damage Waiver	37

9.05	Payments Set Aside	38

9.06	Successors and Assigns	38

9.07	Confidentiality	39

9.08	Right of Setoff	40

9.09	Interest Rate Limitation	40

9.10	Counterparts; Integration; Effectiveness	40

9.11	Survival of Representations and Warranties	41

9.12	Severability	41

9.13	Governing Law; Jurisdiction; Etc.	41

9.14	Waiver of Jury Trial	42

9.15	Fund Limited Recourse	42

9.16	Non-Recourse Persons	42

9.17	Declaration of Trust	43

9.18	USA Patriot Act Notice	43

SCHEDULES

I	Borrowers
9.02	Lending Office, Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Note
C	Form of Compliance Certificate
D	Form of Asset Coverage Report
E	Form of NAV Certificate
F	Form of Designation of New Funds

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of July 31, 2015 between (i) the entities listed on Schedule I (the “Borrowers”), each of which is executing this Agreement on behalf of its respective underlying series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I (each such series, account or portfolio, individually, a “Fund” and, collectively, the “Funds”), and (ii) THE NORTHERN TRUST COMPANY (the “Lender”).

Each Borrower has requested that the Lender provide revolving loans to the Funds and the Lender is willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties in favor of any other Person, other than in the case of each Borrower, Liens permitted by Section 7.01.

“Advisory Agreement” means the respective Investment Advisory Agreements provided to the Lender as of the date hereof and as between the Investment Adviser and each Borrower on behalf of each Fund, as the same may be amended, supplemented, waived or modified as permitted under this Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Aggregate Loan Value” means, on any date of determination, an amount equal to the sum of the outstanding principal amount of all Loans.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to each Borrower from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 5.18.

“Applicable Law” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Asset Coverage Report” has the meaning specified in Section 6.02(h).

“Asset Coverage Test” means, as of any date of determination, the ratio expressed as a percentage, of (a) the value of total assets of the applicable Fund, less all liabilities and indebtedness of such Fund not represented by Senior Securities (as such terms are defined in the Investment Company Act) to (b) the aggregate amount of Senior Debt of such Fund shall be at least 300%, computed on such date of determination regardless of whether or not dividends or distributions are being made on such date, or whether Indebtedness is being incurred on such date, as if each outstanding Loan constituted a Senior Security without regard to whether such Loan is a loan for “temporary purposes” or otherwise excludable from the definition of “Senior Security” under Section 18(g) of the Investment Company Act. The indebtedness incurred by any Fund under any Interfund Lending shall be deemed to be Senior Debt for purposes of calculating the Asset Coverage Test as it applies to such Fund.

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of each Fund in accordance with GAAP.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing Date” has the meaning specified in Section 2.02(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Lending Office is located and in Chicago.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means the obligation of the Lender to make Loans to the hereunder in an aggregate principal amount at any one time outstanding not to exceed the Maximum Commitment Amount.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Custodial Agreement” means the respective Custody Agreements, between each Borrower on behalf of its respective Funds and the Custodian as provided to the Lender on the date hereof.

“Custodian” means State Street Bank and Trust Company.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declaration of Trust” means, as applicable, (i) the Fifth Amended and Restated Agreement and Declaration of Trust of Allianz Funds, dated as of July 16, 2007, (ii) the Amended and Restated Agreement and Declaration of Trust of Allianz Funds Multi-Strategy Trust, dated as of March 28, 2008, (iii) the Amended and Restated Agreement and Declaration of Trust of Premier Multi-Series VIT, dated as of July 25, 2012 or (iv) the Amended and Restated Agreement and Declaration of Trust of AllianzGI Institutional Multi-Series Trust, dated as of June 24, 2014, each as amended, supplemented or otherwise modified.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any Equity Interests held by such Person.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) an Affiliate of the Lender; and (b) any other Person approved by each Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.

“Employee Plan” means any plan, program, agreement, policy or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is (a) a welfare plan within the meaning of Section 3(1) of ERISA, (b) a pension plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (d) any other deferred- compensation, retirement, termination pay, severance pay, welfare-benefit, bonus, incentive, change of control, retention or fringe-benefit plan, program or arrangement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership, partnership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, partnership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, partnership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the federal U.S. Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with each Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) and Title I of ERISA.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of each Borrower hereunder (on behalf of its applicable Fund) with respect to the Loans or any Loan Document, (a) Taxes imposed on or measured by its overall net income (however denominated) or profits, and franchise Taxes imposed on it that are measured as a percentage of its overall net (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such other recipient is organized or in which its principal office is located, (B) any withholding

Taxes imposed under FATCA, and (c) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction by reason of a connection between the Lender and such taxing jurisdiction other than entering into this Agreement, receiving payments hereunder and enforcing rights in respect of this agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with ) and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“FCPA” has the meaning specified in Section 5.18.

“Federal Funds Rate” means that floating rate of interest per year equal to the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers. The Federal Funds Rate will be determined by the Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate will be determined on the basis of any other source reasonably selected by the Lender. The Federal Funds Rate applicable each day will be the Federal Funds Rate reported as applicable to Federal Funds transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate will be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” has the meaning specified in the introductory paragraph hereto.

“GAAP” means generally accepted accounting principles in the United States that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means, with respect to any Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies) having jurisdiction or authority over such Person.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or (ii) the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Affiliate, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, in no event shall the payment by each Borrower of any cash distributions, or an obligation of each Borrower to make such distributions, from funds released from the Lender’s Lien constitute Indebtedness; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Interfund Lending”: lending by a Fund to one or more other series, accounts, or portfolios advised by the Investment Adviser, or borrowing by a Fund from one or more other series, accounts or portfolios advised by the Investment Adviser, in either case pursuant to an Interfund Lending Exemptive Order, or otherwise allowed by any Applicable Law.

“Interfund Lending Exemptive Order”: an exemptive order, including any amended or supplemental order, issued by the SEC authorizing Interfund Lending.

“Interfund Loan”: a loan to a Borrower pursuant to an Interfund Lending arrangement.

“Investment Adviser”: Allianz Global Investors Fund Management LLC or any Affiliated successor that serves as investment adviser to a Fund.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Policies and Restrictions” means, with respect to each Borrower and each Fund, the provisions dealing with investment objectives, policies, distributions, investment restrictions, leverage and diversified status as set forth in the applicable Prospectus in effect on the Closing Date as modified as permitted under this Agreement.

“IRS” means the United States Internal Revenue Service.

“Law” or “Laws” means any international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means the office or offices of the Lender described as such on Schedule 9.02, or such other office or offices as the Lender may from time to time notify each Borrower.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, any Note and each other instrument, certificate, amendment and document executed in connection the transactions contemplated by this Agreement.

“Loan Notice” means a notice of a borrowing pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Value” means, on any day, with respect to any particular Fund, an amount equal to the outstanding principal amount of all Loans requested on behalf of such Fund.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means, with respect to a particular Fund, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of such Fund or the Borrower of which such Fund is a series; (b) a material impairment of the ability of such Fund or the Borrower of which such Fund is a series to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Fund or the Borrower of which such Fund is a series of any Loan Document.

“Material Contract” means any Contractual Obligation to which any Borrower on behalf of any Fund is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means July 29, 2016.

“Maximum Commitment Amount” means $200,000,000.

“NAV” means the net asset value of a Fund calculated in accordance with the methodology set out in the valuation policies and procedures adopted by the Board of Trustees of the Borrower of which such Fund is a series, from time to time in accordance with the Investment Company Act.

“Note” means each promissory note made by each Borrower on behalf of its Fund in favor of the Lender evidencing the Loans made by the Lender to such Borrower on behalf of such Fund, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Borrower arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The “Obligations” of a Fund are defined in Section 9.15.

“Organization Documents” means each Prospectus and Agreement and Declaration of Trust, Bylaws and other organizational documents of each Borrower.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Excluded Taxes.

“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the last Business Day of each calendar month.

“Participant” has the meaning specified in Section 9.06(c).

“Person” means any natural person, corporation, limited liability company, trust, statutory trust, joint venture, association, company, partnership, Governmental Authority or other entity, or any series, Fund or other segregated unit of the foregoing.

“Plan Assets” means assets of any (a) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plan (as defined in Section 4975(e)(l) of the Code) subject to Section 4975 of the Code, or (c) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Prospectus” means each prospectus for the Funds filed with the SEC as a part of each Borrower’s registration statement on Form N-1A, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Regulation U” means Regulation U of the FRB.

“Regulation X” means Regulation X of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Responsible Officer” with respect to each Borrower, means the President, Treasurer or Assistant Treasurer of such Borrower (and any other comparable officers indicated by a Borrower from time to time to the Lender). Any document delivered hereunder that is signed by a Responsible Officer of any such entity shall be conclusively presumed to have been authorized by all necessary corporate, business trust and/or other action (as applicable) on the part of such entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such entity.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property, other than Equity Interests of such Person) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person so as to result in a violation of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933.

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness (as defined in Section 18(g) of the Investment Company Act) of each Fund, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of each Fund is zero, for purposes of such calculation such aggregate amount shall be one (1).

“Solvent” means, with respect to any Person, that as of any date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date that all Obligations have been finally paid in full; provided, however, that if any payment in respect of any Obligation made to the Lender must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of each Borrower) such Obligation shall be deemed to be reinstated as though such payment had not been made and the Termination Date shall be deemed to have not occurred.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

“United States” and “U.S.” mean the United States of America.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections,

Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law shall, unless otherwise specified, refer to such law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For the avoidance of doubt, as used herein and in any Notes or other Loan Document (i) any reference to a Fund taking any action shall include the related Borrower taking such action on behalf of such Fund and (ii) when used in connection with any Borrower, the phrase “its Funds” or words of like import shall mean the Funds listed immediately beneath such Borrower’s name on Schedule I hereto, of which such Fund is a series.

1.03 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Chicago time.

ARTICLE II

REVOLVING LOANS

2.01 Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make revolving loans to each Borrower on behalf of a specified Fund (each, a “Loan”) on any Business Day prior to the Maturity Date in such amounts as a Borrower may request on behalf of such Fund that will not result in (a) such Fund’s failing to comply with its Asset Coverage Test, (b) the Aggregate Loan Value exceeding the Maximum Commitment Amount or (c) each Borrower violating any of its Organization Documents. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans on behalf of its Funds. For the avoidance of doubt, all borrowings hereunder shall be made on behalf of a Fund, and not by a Borrower on its own behalf.

2.02 Borrowing of Loans.

(a) The borrowing of Loans shall be made upon each Borrower’s irrevocable notice to the Lender on behalf of a particular Fund specifying the information in the Loan Notice, including the applicable Fund for which such borrowing is requested and the proposed borrowing date (the “Borrowing Date”). Unless waived by the Lender, such notice must be received by the Lender not later than 1:30 p.m. (Chicago time) on the requested date of the borrowing, which shall be a Business Day. Each such notice by each Borrower pursuant to this Section 2.02(a) must be made by delivery to the Lender of a written Loan Notice (transmitted to the Lender by email), appropriately completed and signed by a Responsible Officer of each Borrower.

(b) Upon satisfaction of the applicable conditions set forth in Section 4.01, the Lender shall make the proceeds of such Loan available to the borrowing Borrower on behalf of the applicable Fund by forwarding such proceeds as directed by such Borrower in the applicable Loan Notice.

2.03 Voluntary Prepayments; Commitment Reduction.

(a) Each Borrower on behalf of any Fund may, upon notice to the Lender, at any time or from time to time, voluntarily prepay the Loans of such Fund in whole or in part; provided that (i) any prepayment notice must be received by the Lender not later than 12:00 p.m. (Chicago time) on the date of prepayment which shall be a Business Day and (ii) any prepayment shall be in a principal amount of at least $100,000 or, if less, the entire principal amount of all Loans of such Fund then outstanding. Each such notice shall specify which Fund’s Loans are to be repaid and the date and amount of such prepayment. If such notice is given by a Borrower on behalf of any Fund, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Each prepayment pursuant to this Section 2.03 shall be accompanied by all accrued interest on the amount prepaid and any additional amounts required pursuant to Section 3.04.

(c) Each prepayment pursuant to this Section 2.03 shall be applied as directed by the applicable Borrower in such notice and otherwise to the Loans due in respect of the specified Funds under Section 2.05 in order of maturity.

(d) Each Borrower on behalf of a particular Fund may terminate the Commitment with respect to such Fund (except with respect to provisions which by their terms are expressly stated to survive termination) by delivering at least five (5) Business Day prior notice to the Lender. Such termination shall be accompanied by prepayment in full of the Loans to such Fund then outstanding, and payment of any accrued fees, expenses or indemnified liabilities payable by such Fund hereunder. The amount of the Commitment shall not be affected by any Fund’s termination.

2.04 Mandatory Prepayments.

(a) If at any time, the Aggregate Loan Value exceeds the Maximum Commitment Amount, then the Borrowers shall within one Business Day prepay Loans on behalf of the Funds, pro rata in accordance with their relative outstanding Loans, in an amount sufficient to eliminate such excess.

(b) If at any time a Fund is not in compliance with its Asset Coverage Test, then the Borrower acting on such Fund’s behalf shall within one Business Day prepay Loans on behalf of such Fund in an amount sufficient to eliminate such noncompliance.

(c) Each prepayment pursuant to this Section 2.04 shall be accompanied by all accrued interest on the amount prepaid and any additional amounts required pursuant to Section 3.04.

2.05 Repayment of Individual Loans.

(a) Each Loan shall be repaid by each Borrower on behalf of its applicable Fund not later than the Maturity Date or earlier as required under the terms and conditions hereof.

(b) Each payment pursuant to this Section 2.05 shall be accompanied by all accrued interest on the amount prepaid and any additional amounts required pursuant to Section 3.04.

2.06 Interest; Fees.

(a) Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the greater of (i) the Federal Funds Rate plus 1.00% and (ii) 1.50%.

(b) If any amount payable by any Borrower on behalf of any Fund under any Loan Document is not paid when due (giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, to the fullest extent permitted by Applicable Law, all amounts due from such Borrower on behalf of such Fund under the Loan Documents shall thereafter bear interest at a rate equal to the sum of (x) the rate otherwise applicable thereto and (y) 2.0% per annum for each day until all past due amounts and any interest thereon are paid in full. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Except as expressly provided herein, accrued interest on the Loans shall be payable by each Borrower on behalf of the Fund for which such Loans were made in arrears on each Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Each Borrower agrees on behalf of its Funds in accordance with such Fund’s pro rata allocation contemplated by Section 9.15 to pay to the Lender a usage fee on the undrawn portion of the Maximum Commitment Amount, for the period from and including the date of this Agreement to, but not including the earlier of the date the commitment is terminated or the Maturity Date, in an amount equal to the product of (x) the difference between the Maximum Commitment Amount and the sum of the average daily balance of the Loans, multiplied by (y) 0.15% per annum. Such fee shall be payable in arrears on the last Business Day of each calendar quarter and on the earlier of (i) the date the Commitments are terminated and (ii) the Maturity Date.

2.07 Computation of Interest and Fees. All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid. Each determination by the Lender of an interest rate hereunder and any other calculation made hereunder by the Lender shall be conclusive and binding for all purposes, absent manifest error.

2.08 Evidence of Debt. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to each Borrower, each Fund on whose behalf such Loan is made and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder (on behalf of the applicable Fund of such Borrower) to pay any amount owing with respect to the Obligations. Upon the request of the Lender, each Borrower shall execute and deliver to the Lender a Note on behalf of each Fund of such Borrower, which shall evidence the Loans in addition to such accounts or records. The Lender may attach schedules to the Note and endorse thereon the date, amount and maturity and applicable Fund of the Loans and payments with respect thereto.

2.09 Payments Generally.

(a) All payments to be made by or on account of any obligation of each Borrower hereunder (on behalf of any Fund of such Borrower) shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by or on account of any obligation of any Borrower hereunder (on behalf of any Fund of such Borrower) shall be made to the Lender at the applicable Lending Office in Dollars and in immediately available funds not later than 1:00 p.m. (Chicago time) on the date specified herein. All payments received by the Lender after 1:00 p.m. (Chicago time) shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

(b) If any payment to be made by or on account of any obligation of any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(c) Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loans in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Loans in any particular place or manner.

2.10 Additional Funds. Each Borrower may request that any additional fund managed by such Borrower become a Fund by delivering to the Lender written notice. If the Lender shall, in its sole discretion, have consented to such fund becoming a Fund, on the date the Lender provides such consent such fund shall become, and shall be deemed to have assumed, all the rights, benefits, and obligations of, a Fund; provided that (a) no Default exists on such date, (b) on or before such date, the Lender shall have received the following documents, in each case reasonably acceptable to Lender: (i) a Designation of New Fund agreement substantially in the form of Exhibit F, in form and substance reasonably satisfactory to the Lender, duly executed by the applicable Borrower acting on behalf of such fund, together with all other Loan Documents reasonably requested by the Lender; (ii) an officer’s certificate certifying resolutions of such Borrower authorizing the execution and delivery of such Designation of New Fund and the performance of this Agreement and the other Loan Documents, as applicable, certified as being in full force and effect without modification or amendment; (iii) an opinion of counsel with respect of such fund substantially similar to the opinion delivered pursuant to Section 4.01(a); and (iv) any additional information regarding such fund as the Lender may reasonably request (including such information as is necessary for the Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable Laws).

2.11 Interfund Lending.

(a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 7.01, 7.02 and 7.07), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Fund a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that:

(i) such Interfund Lending (1) is not otherwise prohibited by Applicable Laws, (2) has been duly authorized by each party thereto, (3) is consistent with the terms of the applicable Interfund Lending Exemptive Order, (4) is not in contravention of each applicable Fund’s Prospectus, and (5) if a Fund is a borrower, is deemed to be Senior Debt of such Fund for purposes of calculating the Asset Coverage Ratio as it applies to each applicable Fund;

(ii) a Fund may not be a lender of an Interfund Loan at any time during which such Fund has any Loan outstanding;

(iii) if, at any time, an Interfund Loan is outstanding to a Fund that has any Loans outstanding as well, and if at such time the Asset Coverage Test for such Fund shall be less than the applicable covenants concerning minimum Asset Coverage Test set forth in this Agreement, then such Fund (or the applicable Borrower on behalf of such Fund) shall repay such outstanding Interfund Loans and Loans on a pro rata basis and on the same repayment schedule (subject, in any and all events, to such Fund’s obligation to prepay in accordance with Section 2.04(b)) to the extent necessary to ensure that the Asset Coverage Test of all borrowings of such Fund after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Test set forth in this Agreement;

(iv) if any payment with respect to an Interfund Loan would cause the Asset Coverage Test for a Fund to be less than the required Asset Coverage Test for such Fund pursuant to this Agreement, then such Fund (or the applicable Borrower on behalf of such Fund) shall make any payments with respect to such outstanding Interfund Loans on a pro rata basis with payments with respect to Loans to the extent necessary to ensure that the Asset Coverage Test of all borrowings of such Fund after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

(v) an event of default by a Fund with respect to an Interfund Loan shall constitute an Event of Default for purposes of this Agreement;

(vi) if a Default or Event of Default has occurred and is continuing under this Agreement other than as specified above in Section 2.11(a)(iii), then any payments made with respect to outstanding Interfund Loans shall be made on a pro rata basis with payments with respect to Loans until such Default or Event of Default is cured or waived;

(vii) if at any time a Fund (or the applicable Borrower on behalf of such Fund) should secure an Interfund Loan or Interfund Loans with collateral, then such Fund (or the applicable Borrower on behalf of such Fund) shall collateralize each Loan to such Borrower on behalf of such Fund under this Agreement (I) in substantially the same manner and to substantially the same extent as is required with respect to each Interfund Loan to such Fund, as more particularly described in the applicable Interfund Lending Exemptive Order and (II) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loan or Interfund Loans, provided that the collateral coverage percentage ratio for Loans shall not be less than the greater of (x) 102% or (y) the collateral coverage ratio for Interfund Loans; and

(viii) for purposes of calculating the Asset Coverage Test of a Fund, the excess, if any, of an amount equal to the aggregate value of the collateral securing an Interfund Loan or Loan minus the amount of such Interfund Loan or Loan, respectively, shall be subtracted from the value of Total Assets in the numerator of such Asset Coverage Ratio Test.

(b) Without otherwise limiting the purposes for which proceeds of a Loan may be used as specified in Section 6.08, a Fund (or the applicable Borrower on behalf of such Fund) shall be expressly permitted to use the proceeds of a Loan to repay an outstanding Interfund Loan of such Fund (or the applicable Borrower on behalf of such Fund), subject to the conditions set forth in paragraph (a) of this Section 2.11 and the other conditions of this Agreement (including without limitation Section 6.08).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of each Borrower hereunder or under any other Loan Document (on behalf of any Fund) shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower (on behalf of any Fund) shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions on behalf of the applicable Fund and (iii) such Borrower shall timely pay deductions on behalf of the applicable Fund the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by each Borrower. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay on behalf of the applicable Fund any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by each Borrower. Each Borrower (on behalf of each Fund responsible for such payment) shall indemnify the Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to each Borrower by the Lender, together with appropriate supporting documentation that is reasonably available, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower (on behalf of any Fund) to a Governmental Authority, such Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment and on whose behalf such payment was made, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

3.02 Illegality. If the Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund the Loan, then, on notice thereof by the Lender to each Borrower, any obligation of the Lender to continue the Loans shall be suspended until the Lender notifies each Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Borrower shall, upon demand from the Lender, prepay on behalf of its Funds the Loans of such Funds immediately. Upon any such prepayment, each Borrower shall also pay on behalf of its Fund accrued interest on the amount so prepaid.

3.03 Increased Costs; Reserves.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender;

(ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement or the Loans made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01, or any Excluded Tax payable by the Lender); or

(iii) impose on the Lender any other condition, cost or expense affecting this Agreement or the Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of maintaining the Loans or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, each Borrower will pay (on behalf of each of its Funds with respect to the Loans of such Fund) to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender reasonably determines that any Change in Law affecting the Lender or its Lending Office or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time each Borrower will pay (on behalf of each Fund with respect to the Loans of such Fund) to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to each Borrower shall be conclusive absent manifest error. Each Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that each Borrower (on behalf of any Fund) shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that the Lender notifies each Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.04 Mitigation Obligations.

(a) If the Lender requests compensation under Section 3.03, or any Borrower (on behalf of any Fund) is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to Section 3.02, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates and to take any other actions reasonable in the sole judgment of the Lender, if, in the sole judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation, assignment or action.

(b) Tax Refunds. If a Borrower pays any additional amount pursuant to Section 3.01 to the Lender and the Lender determines in good faith, that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), the Lender shall pay to such Borrower an amount that the Lender shall, in good faith, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) the Lender may determine, in good faith, consistent with the generally applicable policies of such Lender, whether to seek a Tax Benefit (provided that the Lender shall claim a Tax Benefit if it determines in good faith that claiming such Tax Benefit will not otherwise be disadvantageous to the Lender); (ii) any Taxes that are imposed on the Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of the Lender that otherwise would not have expired) of any Tax Benefit with respect to which the Lender has made a payment to a Borrower pursuant to this paragraph shall be treated as a Tax for which such Borrower is obligated to indemnify the Lender pursuant to Section 3.01; (iii) nothing in this paragraph shall require the Lender to disclose any confidential information to any Borrower (including, without limitation, its tax returns); and (iv) the Lender shall not be required to pay any amounts pursuant to this paragraph at any time during which an Event of Default has occurred and is continuing with respect to such Borrower. Any payment (or determination that no payment is due) by the Lender with respect to a Tax Benefit pursuant to this paragraph shall be accompanied by a schedule reasonably detailing the calculations for determining the amount of the Tax Benefit; provided, however, that the Lender shall not be required to substantiate the basis of its calculations.

3.05 Survival. All of the Borrowers’ obligations under this Article III shall survive repayment of all Obligations under the Loan Documents.

ARTICLE IV

CONDITIONS PRECEDENT TO THE LOAN

4.01 Conditions of the Closing. The effectiveness of this Agreement and the Lender’s obligations hereunder is subject to satisfaction of the following conditions precedent:

(a) The Lender’s receipt of the following, each of which shall be originals or facsimile or email transmissions (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Borrower, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Lender:

(i) fully executed counterparts of this Agreement, sufficient in number for distribution to the Lender and each Borrower;

(ii) if requested by the Lender, Notes executed by each Borrower on behalf of its Funds;

(iii) a certificate signed by a Responsible Officer of each Borrower certifying that attached thereto is a true, correct and complete copy of the (A) Organization Documents of each Borrower, and either (1) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Borrower and the validity against each Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required;

(iv) a certificate of a Responsible Officer of each Borrower providing (A) evidence of any actions by trustees or other actions necessary approving the entry by each Borrower into and performance of the relevant Loan Documents and the transactions contemplated thereby, and (B) incumbency signatures of authorized officers:

(v) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02 have been satisfied and (B) that there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to a Fund;

(vi) The Lender shall have received a Form FR U-1 for each Fund, each duly completed, executed and delivered by a Responsible Officer of each Borrower demonstrating the compliance of such initial borrowing with Regulation U;

(vii) The Lender shall have received the executed legal opinion of counsel(s) to each Borrower and each of its Funds, in a form reasonably acceptable to the Lender. Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require, including, without limitation, opinions with respect to the laws of such Borrower’s state of organization and the enforceability of this Agreement against such Borrowers and Funds.

(viii) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b) The Lender shall have received satisfactory evidence of the payment and discharge (including of any applicable liens) of all existing Indebtedness other than Indebtedness permitted by Section 7.02.

(c) Each Borrower shall have paid all required fees, charges and disbursements to the Lender.

4.02 Conditions of Each Loan. The obligation of the Lender to make any Loan (including the initial Loan) to a Borrower on behalf of a Fund hereunder is subject to satisfaction of the following conditions precedent:

(a) The representations and warranties of such Borrower on behalf of such Fund contained in Article V or any other Loan Document or which are contained in any document furnished at any time under or in connection herewith or therewith (other than the representations and warranties contained in the last sentence of Section 5.04(b)) shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), before and after giving effect to the borrowing (except to the extent that such representations and warranties specifically refer to an earlier date, in which case, as of such earlier date).

(b) No Default shall exist with respect to such Fund, or would result from the proposed Loan or from the application of the proceeds thereof.

(c) Immediately after giving effect to such Loan and all other Loans to be made on such date the applicable Borrower and such Fund shall be in full compliance with the Asset Coverage Test.

(d) The Borrower borrowing such Loan shall have delivered an irrevocable notice in writing in the form of a Loan Notice in accordance with Section 2.02.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants, with respect only to itself and each Fund which is a series of such Borrower, that on and as of the Closing Date and each Borrowing Date with respect to the applicable Fund as follows:

5.01 Existence, Qualification and Power; Compliance with Laws. Such Borrower (and, other than with respect to clause (a), each Fund on whose behalf such Borrower acts) (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business generally and (ii) execute, deliver and perform its obligations under the Loan Documents (to the extent a party thereto), (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in material compliance with its Prospectus and all applicable Laws. Such Borrower has no Subsidiaries.

5.02 Authorization; No Contravention. The execution, delivery and performance by such Borrower of each Loan Document have been duly authorized by all necessary corporate or business trust action, and do not and will not (a) contravene the terms of any of such Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any material payment to be made under (i) any Contractual Obligation to which such Borrower is a party or affecting such Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its Funds is subject; (c) violate any Law or (d) result in any Adverse Claim upon any Asset of such Borrower with respect to a Fund.

5.03 Binding Effect. This Agreement and each other Loan Document have been duly executed and delivered by such Borrower on behalf of its Funds. This Agreement and each other Loan Document when so delivered will constitute legal, valid and binding obligations of such Borrower (on behalf of itself and each of its Funds), enforceable against each Borrower (and each such Fund) in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

5.04 Disclosure; No Material Adverse Change.

(a) Such Borrower has disclosed to the Lender all agreements, instruments and organizational or other restrictions to which it or any of its Funds is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower or its Funds. No Prospectus, Asset Coverage Report, Loan Notice or other report, financial statement, certificate or other information concerning each Borrower or any of its Fund furnished (whether in writing or orally) by or on behalf of such Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each financial statement delivered by such Borrower to the Lender in accordance with Section 6.02 fairly presents in all material respects the financial condition of each of its Funds in accordance with GAAP as of the date such balance sheets are stated or certified. Since December 31, 2014, there has been no material adverse change in the business, assets, condition (financial or otherwise) or operations of any Fund.

5.05 Litigation. There are no actions, suits, investigation, proceedings, claims or disputes pending or, to the best knowledge of such Borrower after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against such Borrower, any of its Funds or any of such Borrower’s assets that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.06 No Default. Such Borrower and each of its Funds is not in default under or with respect to any Material Contract. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.07 Compliance with Laws. Such Borrower and each of its Funds is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

5.08 Taxes. Such Borrower has filed on behalf of itself and each of its Funds all Tax returns and reports required to be filed with any Governmental Authority, and has paid on behalf of itself and each of its Funds all Taxes levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided. There is no proposed material tax assessment against such Borrower (or any of its Funds). Such Borrower is not party to any tax sharing agreement. Each of such Borrower’s Funds is qualified, and intends to continue to qualify, as a “regulated investment company” within the meaning of the Code, and as such its income is not and will not be subject to tax at the trust level under the Code.

5.09 Ownership of Property; Liens. Each Fund owns all property free and clear of Adverse Claims.

5.10 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower of this Agreement or any other Loan Document.

5.11 Employee Benefit Plans. Such Borrower does not have, nor has it ever had, any Employee Plans. Such Borrower does not have any liability related to being considered a single employer with any other Person under the Code or ERISA that has ever maintained a plan subject to Title IV of ERISA or Code Section 412, including any “multiemployer plan” as defined in Section 4001(a)(8) of ERISA.

5.12 Employees. Such Borrower has no employees.

5.13 Margin Regulations; Investment Company Act.

(a) None of the transactions contemplated by the Loan Documents (including the Loans and the use of proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 or Regulations T, U and X of the FRB.

(b) Such Borrower is and will continue to be registered as an open-end management investment company as such term is used in the Investment Company Act and is in compliance with the Investment Company Act and the Investment Policies and Restrictions.

5.14 [Reserved].

5.15 Solvency. Such Borrower on behalf of each of its Funds is, and upon the incurrence of any Obligations by such Borrower on behalf of each of its Funds on any date on which this representation and warranty is made or deemed made, will be, Solvent.

5.16 Priority. Borrowings under this Credit Agreement rank pari passu in collectability to all other obligations for borrowed money of such Borrower.

5.17 Anti-Corruption Laws and Sanctions. Such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by such Borrower and its directors, trustees, officers, employees and agents with Anti-Corruption

Laws and applicable Sanctions; and such Borrower and, to the knowledge of such Borrower, each of the officers, employees, directors, trustees and agents of such Borrower are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects. None of (a) such Borrower, or (b) to the knowledge of such Borrower, any of the directors, trustees, officers, or employees of such Borrower, or any agents of such Borrower that will act in any capacity in connection with or benefit from the Loans made hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate the Anti-Corruption Laws or applicable Sanctions.

5.18 PATRIOT Act. Such Borrower is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, the “Trading with the Enemy Act”), (ii) the PATRIOT Act and (iii) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”) (together with the Trading with the Enemy Act and the PATRIOT Act, “Anti-Terrorism Laws”). Such Borrower is not, and to the knowledge of a Responsible Officer of such Borrower, no director, trustee, officer, employee, or agent of such Borrower is (a) currently (i) the subject of any Sanctions or (ii) located, organized or residing in any Designated Jurisdiction so as to result in a violation of Sanctions, or (b) has been engaged in any transaction with any Person who, to the knowledge of such Borrower, is now or was then the subject of Sanctions or located, organized or residing in a Designated Jurisdiction so as to result in a violation of Sanctions. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Borrowers for itself and each Fund that is a series of such Borrower hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or (in the case of such Borrower) any Fund which is a series of such Borrower or (ii) any amount is owing by it or (in the case of the Borrower) any Fund to the Lender hereunder or under any other Loan Document, it and (in the case of such Borrower) any Fund that is a series of such Borrower shall:

6.01 Investment Company; Maintenance of Business. Remain at all times an open- end management investment company for the purposes of, and at all times registered under, the Investment Company Act and continue to engage in business of the same general type as now conducted by such Borrower, and with respect to such Fund, as described with respect to such Fund in its Prospectus.

6.02 Financial Statements; Other Information. Deliver to the Lender, in form and detail reasonably satisfactory to the Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of such Borrower, a copy of the statement of assets and liabilities of each of its Funds as at the end of such fiscal year, together with the related schedule of investments and statements of operations and changes in net assets as of and through the end of such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with the requirements of the Public Company Accounting Oversight Board or, to the extent not so required, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with GAAP;

(b) as soon as available, but in any event within 120 days after the end of the first semiannual accounting period in each fiscal year of such Borrower, a copy of each of its Funds’ statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period all in reasonable detail, prepared in accordance with GAAP, consistently applied, and certified as to fairness of presentation in all material respects, GAAP and consistency by a Responsible Officer of such Borrower;

(c) copies of each Fund performance report and any other reports or communications issued by the Investment Adviser to the investors of such Borrower or its Funds (excluding account statements and advertising materials or similar types of communications with shareholders);

(d) promptly upon the mailing thereof to the shareholders of such Funds generally, copies of all proxy statements so mailed;

(e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate of a Responsible Officer of such Borrower on behalf of its Funds to the effect that nothing has come to the attention of such Responsible Officer to cause such Responsible Officer to believe that any Default existed on the date of such statements;

(f) on or before the tenth Business Day of each calendar quarter, a NAV Certificate, substantially in the form of Exhibit E hereto, demonstrating compliance with Section 8.01(o)); provided, however, that if any Fund has Loans outstanding, such Fund’s Borrower shall provide to the Lender such NAV Certificate for such Fund, with respect to the immediately preceding calendar quarter (i.e., the preceding three calendar months), within three Business Days after the end of each calendar month so long as any Loans to such Fund remain outstanding;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form N-lA or its equivalent) which such Borrower shall have filed with the SEC;

(h) if any Fund has Loans outstanding, such Fund’s Borrower shall provide to the Lender on or before the third Business Day of each calendar week, Asset Coverage Reports substantially in the form of Exhibit D hereto (each an “Asset Coverage Report”) with respect to the immediately preceding calendar week, signed by a Responsible Officer of such Borrower (which certificate shall include a calculation of such Fund’s compliance with the Asset Coverage Test); and

(i) promptly upon the request of the Lender while any Loan is outstanding for any Fund, a copy of a “Trial Balance Report” for such Fund which updates the “Trial Balance Report” delivered with the Loan Notice requesting such Loan.

(j) from time to time such additional information regarding the financial position or business of such Borrower as the Lender may reasonably request.

Financial statements, opinions of independent certified public accountants, other information and certificates of Responsible Officers that are required to be delivered by a Borrower pursuant to this Section 6.02 shall be deemed to have been delivered if such Borrower satisfies any of the following requirements with respect thereto:

(i) such items are delivered to the Lender by e-mail;

(ii) such Borrower shall have timely filed such Form N-CSR, satisfying the requirements of Section 6.02 with the SEC on EDGAR and shall have made such form and certificates available on its home page on the internet, which is located at www.allianzinvestors.com as of the date of this Agreement and shall have notified the Lender of such availability;

(iii) such financial statements satisfying the requirements of Section 6.02 and certificate(s) are timely posted by or on behalf of such Borrower on IntraLinks or on any other similar website to which the Lender has free access and such Borrower shall have notified the Lender of such posting; or

(iv) such Borrower shall have filed any of such items with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which the Agent and each Bank has free access and such Borrower shall have notified the Lender of such availability;

provided, however, that upon request of the Lender to receive paper copies of such forms, financial statements and certificates or to receive them by e-mail, such Borrower will promptly e-mail them or deliver such paper copies, as the case may be, to the Lender.

6.03 Notices. Promptly notify the Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of such Borrower; (ii) any dispute, litigation, investigation, subpoena, regulatory action, proceeding or suspension with or by any Governmental Authority relating to such Borrower or any of its Funds; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting such Borrower or any of its Funds;

(c) of any amendment or modification to the Investment Policies and Restrictions, which notice shall include, in reasonable detail, a description of any such change; and

(d) of the issuance by such Borrower of any preferred shares prior to such issuance, which notice shall include the offering materials to be used in connection with the issuance of such preferred shares.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are being maintained by it, which, if unpaid could reasonably be expected to have a Material Adverse Effect and (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing as a voluntary association with transferrable shares (commonly known as a Massachusetts business trust) under the Laws of the jurisdictions of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

6.06 Compliance with Laws and Material Contracts. (a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property; and (b) perform its obligations under all Material Contracts, (c) comply in all material respects with its Prospectus, including the Investment Policies and Restrictions and (d) maintain necessary liquidity to meet its obligations.

6.07 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with the fair market value basis of accounting consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower and each of its Funds.

6.08 Use of Proceeds. Use the proceeds of the Loans for each of its Funds solely for short term liquidity to support redemptions of investors in such Fund and settlement of trades, not for purposes of leverage or in contravention of any Law or of any prohibition contained in any Loan Document and otherwise in compliance with the Investment Policies and Restrictions.

6.09 Visitation Rights. At any reasonable time and from time to time, upon reasonable prior written notice to such Borrower and during regular business hours, permit the Lender or any agents or representatives thereof, at the Lender’s expense, to examine and make copies of and abstracts from the records and books of account of, such Borrower and each Fund of such Borrower, and to discuss the affairs, finances and accounts of such Borrower and each such Fund with any of its officers, all as often as may reasonably be necessary to ensure compliance by such Borrower and such Fund with its obligations hereunder.

6.10 Further Assurances. Promptly, at its sole cost and expense, execute and deliver to the Lender such further instruments and documents, and take such further action, as the Lender may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Lender hereby and thereby.

6.11 Plan Assets. Do, or cause to be done, all things necessary to ensure it will not be deemed to hold Plan Assets at any time.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Borrowers for itself and each Fund which is a series of such Borrower hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or (in the case of such Borrower) any Fund which is a series of such Borrower or (ii) any amount is owing by it or (in the case of the Borrower) any Fund to the Lender hereunder or under any other Loan Document, it and (in the case of such Borrower) any Fund that is a series of such Borrower shall not:

7.01 Liens. Create, incur, assume or suffer to exist any Lien on any of its Assets other than (i) Liens arising in connection with claims for advances (which shall be deemed to be Senior Debt) made by, or payments for services rendered due to, the Custodian under the Custodial Agreement; (ii) subject to compliance with the terms of Section 2.11, Liens arising under an Interfund Lending arrangement; and (iii) Liens for Taxes and other charges not yet due or which are being contested in compliance with Section 6.04; provided in each of the above cases such Liens are properly reflected in the calculation of the Asset Coverage Test.

7.02 Indebtedness. Create, incur or assume any Indebtedness other than (a) Indebtedness under the Loan Documents, (b) Indebtedness (i) incurred in the ordinary course of business, (ii) permitted to be incurred in accordance with the policies set forth in its Prospectus, and (iii) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause such Fund to be in violation of Section 7.15 or the Asset Coverage Test, (c) Indebtedness incurred pursuant to an Interfund Lending arrangement, and (d) Indebtedness in respect of advances (which shall be deemed to be Senior Debt) made by, or payments for services rendered due to, the Custodian under the Custodial Agreement.

7.03 Fundamental Changes. Dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (except that a Fund may, with the prior consent of the Lender which shall not be unreasonably withheld, liquidate into the Borrower or merge into another Fund of such Borrower).

7.04 Dispositions. Make any Disposition or originate any entitlement orders or other instructions with respect to any of its property if immediately following any such Disposition or after giving effect to any entitlement order or other instruction such Fund will not be in full compliance with the Asset Coverage Test with respect to the Fund for which such Disposition is made or to be made.

7.05 Restricted Payments. Declare or make any Restricted Payment (i) if any Default with respect to such Fund shall be continuing or shall result therefrom or (ii) if immediately after giving effect to such payment such Fund will not be in full compliance with the Asset Coverage Test.

7.06 Change in Nature of Business. (a) Engage in any business other than the business that it has historically conducted (as described in Section 6.01) and activities reasonably related thereto, or (b) amend its Organization Documents if such amendment or modification of such documents (i) could reasonably be expected to have a Material Adverse Effect on such Fund or (ii) could adversely affect the rights of the Lender with respect to such Fund in any material respect, or (iii) otherwise fails to comply with the terms of this Agreement or any other Loan Document.

7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of such Fund, whether or not in the ordinary course of business, other than as permitted by Section 17 of the Investment Company Act.

7.08 Margin Requirements. Extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation U or Regulation X or use any portion of any Loan in violation of Regulation U or Regulation X.

7.09 No Subsidiaries. Form any Subsidiaries or conduct any business or hold any assets through any Subsidiary.

7.10 Prohibited Use of Proceeds. Such Fund shall not request any Loan, and such Fund shall not use, and shall procure that its directors, trustees, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that such Borrower or its Funds knows would result in the violation of any Sanctions applicable to any party hereto.

7.11 ERISA.

(a) Maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of such Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b) Engage in, or permit any ERISA Affiliate of such Borrower to engage in, a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by the Lender of any of its rights under the Loan, this Agreement or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

(c) Permit its assets to constitute Plan Assets.

7.12 Investments. Purchase or acquire the obligations or Equity Interests of, or any other interest in, or make loans (other than loans made in connection with Interfund Lending), advances or capital contributions to, any Person, except such obligations and Equity Interests as comply with the Investment Policies and Restrictions.

7.13 Negative Pledges. Enter into any agreement subsequent to the Closing Date (other than a Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of its property, including any hereafter acquired property, (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document, or (c) could reasonably be expected to have a Material Adverse Effect.

7.14 Anti-Terrorism Laws. (a) (i) Violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds of any Loan from any category of prohibited offenses designated from time to time by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering (or any successor organization or task force); or (b) (i) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or the FCPA.

7.15 Financial Covenants. Permit (i) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by such Fund under its Investment Policies and Restrictions, (ii) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by such Fund on such date under the Investment Company Act, or (iii) the aggregate credit extended by the Lender in connection with this Agreement to exceed the sum of (x) the Margin Stock Percentage of the current market value (as defined in Regulation U) of all Margin Stock of such Fund, plus (y) the good faith loan value (as determined in accordance with Regulation U) of all other Assets of such Fund.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following clauses (a) through (o) shall constitute an Event of Default with respect to the applicable Fund:

(a) Non-Payment. Such Fund fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Asset Coverage Test. Such Fund shall fail to be in compliance with the Asset Coverage Test and such failure continues unremedied for three (3) Business Days; or

(c) Specific Covenants. Such Fund fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05(a) (with respect to existence), 6.11 or Article VII of this Agreement; or

(d) Other Defaults. Such Fund shall fail to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days; or

(e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of such Fund in any other Loan Document or in any certificate, financial statement or other document delivered in connection herewith or therewith shall be incorrect or misleading in any respect with respect to representations and warranties qualified as to materiality or in any material respect with respect to representations and warranties not qualified as to materiality when made or deemed made; or

(f) Cross-Default. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of such Fund which Indebtedness in the aggregate more than $5,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(g) Insolvency Proceedings, Etc. Such Fund or its Borrower on its behalf institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged for thirty (30) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed for thirty (30) days, or an order for relief is entered in any such proceeding; or

(h) Inability to Pay Debts; Attachment. (i) Such Fund becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Fund and is not released or vacated within thirty (30) days after its issue or levy; or

(i) Judgments. There is entered against such Fund or its Borrower on its behalf (i) a final judgment, decree or order for the payment of money in an aggregate amount exceeding $5,000,000 in excess of applicable insurance or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced upon such judgment or order or (B) such judgment, order or decree shall not have been vacated or discharged within sixty (60) days from entry; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to such Fund; or such Fund or its Borrower on its behalf contests in writing the validity or enforceability of any provision of any Loan Document or such Fund or its Borrower on its behalf denies that it or its Fund has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document with respect to it or its Fund; or

(k) Custodial Agreement. The Custodian is no longer the sole custodian of such Fund; or the Custodial Agreement shall be canceled or terminated or shall otherwise cease to be in full force and effect or such Fund shall deliver a notice to effect such termination or cancellation or otherwise purports to revoke, terminate or cancel the Custodial Agreement; or

(l) Investment Adviser. None of Allianz Global Investors Fund Management LLC, Allianz Global Investors U.S. LLC or any other Person acceptable to the Lender in its sole discretion is the investment adviser for such Fund; or

(m) Advisory Agreement. Such Fund shall permit or cause the Advisory Agreement to which it is a party as of the date hereof to be terminated or, without the Lender’s prior written consent, which consent shall not be unreasonably withheld, amended, waived or otherwise modified in any respect that (A) could reasonably be expected to be adverse to the Lender or (B) would require the consent or approval of the shareholders of each Borrower; or

(n) Sub-Advisor. None of Allianz Global Investors U.S. LLC, Fuller & Thaler Asset Management Inc., or NFJ Investment Group LLC (or any other Person acceptable to the Lender in its sole discretion) is the investment sub-adviser for such Fund (unless such Fund does not have a sub-adviser); or

(o) NAV.

(i) The aggregate and qualified net asset value of such Fund’s investment portfolio shall decline in value by more than 50% in any single calendar quarter;

(ii) The net asset value per share price of such Fund shall decline in value by more than 25% in any single calendar quarter or by more than 35% in any consecutive 12 month period; or

(iii) The existence or absence of an Event of Default pertaining to the foregoing clauses (i) and (ii) shall be determined on each date a NAV Certificate is required to be delivered by Section 6.02(f) with respect to the quarterly and 12-month periods set forth in such certificate.

8.02 Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing with respect to a Fund, the Lender may take any or all of the following actions with respect to such Fund:

(i) declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document by such Fund to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by such Fund;

(ii) terminate the Commitment with respect to such Fund; and

(iii) exercise all rights and remedies available to it under the Loan Documents and Applicable Law with respect to such Fund;

provided, however, that upon the occurrence of an Event of Default under Section 8.01(g) or (h) or an actual or deemed entry of an order for relief with respect to such Fund under the Bankruptcy Code or any other similar Debtor Relief Law, the unpaid principal amount of the Loans and all interest and other amounts as aforesaid of such Fund shall automatically become due and payable, in each case without further act of the Lender.

(b) Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

(i)	Except as set forth in clause (iii) below, a Default or Event of Default with respect to one Fund shall not constitute a Default or Event of Default with respect to any other Fund;

(ii)	except as set forth in clause (iii) below, a Default or Event of Default with respect to a Borrower acting on behalf of one or more Funds that is a series, account or portfolio of such Borrower shall constitute a Default or Event of Default, as the case may be, only with respect to the Fund(s) implicated in, or affected by, the act or omission causing such Default or Event of Default;

(iii)	a Borrower Default or a Borrower Event of Default (each as defined below) with respect to a Borrower acting on behalf of one or more Funds that is a series, account or portfolio thereof shall constitute a Default or Event of Default, as the case may be, with respect to each Fund that is a series, account or portfolio of such Borrower to the extent that such Borrower Default or Borrower Event of Default is, in the reasonable discretion of the Lender, expected to have a Material Adverse Effect on such Fund’s ability to perform its obligations under this Agreement and the other Loan Documents; and

(iv)	an Event of Default of the type described in paragraph (l) of Section 8.01 shall constitute an Event of Default with respect to all Funds for which the Investment Adviser no longer acts as investment adviser.

“Borrower Event of Default” shall mean an Event of Default with respect to a Borrower (A) of any of the types described in paragraphs (g) or (h) of Section 8.01, or (B) arising from such Borrower’s failure to comply with the covenants set forth in Section 6.01, 6.05 or 7.03. “Borrower Default” shall mean any of the events giving rise to a Borrower Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

ARTICLE IX

MISCELLANEOUS

9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Lender and each other party hereto or thereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile transmission to the address or facsimile number specified for the applicable Person on Schedule 9.02; provided that all Loan Notices shall be sent by email to the individuals indicated on Schedule 9.02. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile transmission or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b) Change of Address, Etc. Subject to Section 7.10, each Borrower and the Lender may change its address or facsimile number or email address for notices and other communications hereunder by notice to the other party.

(c) Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower on behalf of each of its Funds shall indemnify the Lender and the Related Parties of the Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower or Fund.

9.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

9.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Each Fund shall pay in accordance with its pro rata allocation contemplated by Section 9.15 (i) all out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out of pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender) in connection with the enforcement or protection of its rights (subject to clause (b) below) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of any Loan.

(b) Indemnification by each Borrower. Each Borrower on behalf of each Fund in accordance with its pro rata allocation contemplated by Section 9.15 shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) establishing, terminating, liquidating or reestablishing any hedging transaction relating to this Agreement following the occurrence and during the continuance of an Event of Default, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by any Person, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee or from a material breach of its obligations under the Loan Documents.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby in the absence of its own gross negligence or willful misconduct.

(d) Payments. All amounts due under this Section 9.04 shall be payable by each Fund on demand therefor.

(e) Survival. The agreements in this Section shall survive the repayment of all Obligations under the Loan Documents.

9.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower (on behalf of any of its Funds) is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section and (ii) by way of participation in accordance with the provisions of subsection (c) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Notwithstanding the foregoing, unless the Lender and any assignee or transferee waives the rights to any additional amounts under Sections 3.01(a) and (c), the Lender may not, without the prior written consent of each Borrower, assign or otherwise transfer any of its rights or obligations hereunder to any assignee or transferee that is not a “United States person” within the definition of Section 7701(a)(30) of the Code, unless such assignee or transferee provides each Borrower, prior to such assignment or transfer, a duly executed certification of such assignee or transferee to the effect that such assignee or transferee is not (x) a bank that acquires such rights or obligations on an extension of credit pursuant to a Credit Agreement entered into in the ordinary course of such bank’s trade or business within the meaning of Section 881(c)(3)(A) of the Code; (y) a “10 percent shareholder” with respect to each Borrower within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code; or (z) a “controlled foreign corporation” that is a “related person” with respect to each Borrower within the meaning of Section 881(c)(3)(C) of the Code. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and Affiliates of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lender. The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it) pursuant to documentation acceptable to the Lender and the assignee. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.05, 9.04 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a new or replacement Note to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

(c) Participations. The Lender may at any time, without the consent of, or notice to, each Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to each Borrower for the performance of such obligations and (iii) each Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

(d) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.07 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and the other Loan Documents or (2) any actual or prospective counterparty (and its advisors) to any swap or derivative transaction relating to each Borrower and its obligations, (g) with the consent of each Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than any Borrower.

For purposes of this Section, “Information” means all information received from any Borrower relating to its Funds, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by such Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the defaulting Fund against any and all of the obligations of such Fund now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Fund may be contingent or unmatured or are owed to a branch or office of the Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify each Fund promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to each Fund. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

9.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof that bears the signature of each Borrower. Delivery of an executed counterpart of a signature page of this Agreement via telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11 Survival of Representations and Warranties. All representations and warranties made hereunder, in any Loan Notice and in any other Loan Document or other document required to be delivered pursuant hereto or thereto or required to be delivered in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of the Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

9.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by Applicable Law, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Submission To Jurisdiction. Each Borrower, on its own behalf and on behalf of its Funds, hereby irrevocably and unconditionally:

(i) submits for themselves and their respective property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York located in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth herein or at such other address of which the Lender shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction.

9.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

9.15 Fund Limited Recourse. Notwithstanding any other provision of this Agreement and the other Loan Documents, the obligations of each Borrower with respect to each of its Funds hereunder are limited recourse obligations of such Borrower on behalf of such Fund payable solely from the property of such Fund in accordance with the Loan Documents and the obligations of each Fund and Borrower hereunder shall be several (and neither joint nor joint and several) from each other Fund and Borrower and the provisions of this Agreement shall be interpreted accordingly; provided, however, that nothing in this Agreement or the Loan Documents shall limit the right of the Lender to take any legal or other action seeking to preserve its rights with respect to any assets of any Borrower or any Fund if the segregation of the assets and liabilities of the applicable Fund is disregarded or impaired pursuant to any order, injunction, writ or decree of any Governmental Authority. Any Obligations of any Borrower or its Funds not specifically attributable to Loans incurred by a Fund shall be allocated pro rata among the Funds of such Borrower based on the respective net asset values of such Funds (such Obligations allocated to a Fund, the “Obligations” of such Fund). The provisions of this Section 9.15 shall survive the termination of this Agreement. The accounts or records of the Obligations of each Fund maintained by the Lender in the ordinary course of business shall be conclusive absent manifest error of the amount of the Obligations of each Fund.

9.16 Non-Recourse Persons. The Lender agrees for the benefit of the investment Adviser and its Affiliates, and each and every shareholder, trustee, director and officer of the Funds and the Borrowers and any successor, assignee, heir, estate, executor, administrator or personal representative of any such shareholder, trustee, director and officer (a “Non-Recourse Person”), which, for the avoidance of doubt, excludes the Funds and the Borrowers, that (a) no Non-Recourse Person shall have any personal liability for any obligation of any Fund or Borrower under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto (except, in the case of any shareholder, to the extent of his, her or its investment in a Borrower) other than, with respect to any director, trustee or officer of a Fund or a Borrower, in connection with any fraud or intentional misrepresentation by such officer or director or trustee in connection with this Agreement or any other Loan Document; (b) no claim against any Non-Recourse Person may be made for any obligation of any Fund or any Borrower under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, expense, or other amounts payable by any Fund or any Borrower hereunder or thereunder, or otherwise; and (c) the obligations of each Borrower and its related Funds under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto are enforceable solely against such Borrower and such Fund and its properties and assets.

9.17 Declaration of Trust. A copy of each Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that obligations of each Borrower hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of such Borrower, personally, but shall bind only the trust property of such Borrower, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees of each Borrower and signed by an officer of such Borrower, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of such Borrower as provided in its Declaration of Trust.

9.18 USA Patriot Act Notice. The Lender hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Lender to identify each Borrower in accordance with the Patriot Act. Each Borrower agrees to provide such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with its procedures, the Patriot Act and any other applicable Laws.

[The remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE NORTHERN TRUST COMPANY

By:	/s/ David J. Mitchell
	Name:	David J. Mitchell
	Title:	Senior Vice President

Each Borrower listed on Schedule I, on behalf of itself and the Funds set forth beneath such Borrower’s name on Schedule I

By:	/s/ Julian Sluyters
Name: Julian Sluyters
Title: President & Chief Executive Officer

[Signature page to Credit Agreement]

SCHEDULE I

BORROWERS & FUNDS*

ALLIANZ FUNDS

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Focused Growth Fund

AllianzGI Global Natural Resources Fund

AllianzGI Global Small-Cap Fund

AllianzGI Health Sciences Fund

AllianzGI Income & Growth Fund

AllianzGI International Managed Volatility Fund

AllianzGI Mid-Cap Fund

AllianzGI NFJ All-Cap Value Fund

AllianzGI NFJ Dividend Value Fund

AllianzGI NFJ International Value Fund

AllianzGI NFJ Large-Cap Value Fund

AllianzGI NFJ Mid-Cap Value Fund

AllianzGI NFJ Small-Cap Value Fund

AllianzGI Small-Cap Blend Fund

AllianzGI Technology Fund

AllianzGI U.S. Managed Volatility Fund

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

AllianzGI Global Small-Cap Opportunities Portfolio

AllianzGI U.S. Unconstrained Equity Portfolio

ALLIANZ FUNDS MULTI-STRATEGY TRUST

AllianzGI Behavioral Advantage Large Cap Fund

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI China Equity Fund

AllianzGI Convertible Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

*	Borrowers are designated in upper case bold type face; each Fund that is a series, account or portfolio is listed below the name of the Borrower that acts on such Fund’s behalf.

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global Managed Volatility Fund

AllianzGI Global Megatrends Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi-Asset Real Return Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ Global Dividend Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI NFJ International Value II Fund

AllianzGI Retirement 2015 Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Retirement Income Fund

AllianzGI Short Duration High Income Fund

AllianzGI Structured Return Fund

AllianzGI U.S. Equity Hedged Fund

AllianzGI U.S. Small-Cap Growth Fund

AllianzGI Ultra Micro Cap Fund

PREMIER MULTI-SERIES VIT

Premier Multi-Series VIT - NFJ Dividend Value Portfolio

Premier Multi-Series VIT - RCM Dynamic Multi-Asset Plus VIT Portfolio

SCHEDULE 9.02

Lending Office, Addresses for Notices

To each Borrower:

Allianz Global Investors Fund Management LLC

1633 Broadway

New York, NY 10019

Attn: Larry Altadonna, Director of Fund Administration

Tel.: 212-739-3371

Fax: (212) 739-4630

Email: larry.altadonna@allianzgi.com

With a copy to:

Allianz Global Investors Fund Management LLC

1633 Broadway

New York, NY 10019

Attn: Chief Legal Officer

Tel.: 212-739-222

Fax: (212) 739-4648

Email: Thomas.fuccillo@allianzgi.com

To the Lender:

The Northern Trust Company

50 S. LaSalle St.

Chicago, Illinois 60603

Telephone: 312-557-3256

Facsimile: 312-557-1425

Email: nah2@ntrs.com

Attention: Nathalie Houde

Please email Loan Notices to all individuals listed below:

Nathalie Houde – nah2@ntrs.com	Tel 312-557-3256
Graham Warning – gw78@ntrs.com	Tel 312-444-7353
Michael Fischer – mcf4@ntrs.com	Tel 312-630-0617
David Mitchell – djm5@ntrs.com	Tel 312-444-2449

Lending Office:

The Northern Trust Company

50 S. LaSalle St.

Chicago, Illinois 60603

Attention: Erica White

Telephone: 312-557-3973

Fax: 312-630-1566

EXHIBIT A

Form of Loan Notice

[Requesting Borrower Letterhead]

                , 20

The Northern Trust Company

50 S. LaSalle Street

Chicago, Illinois 60603

Attn:

Re: Allianz Funds Loan Notice

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which series, account or portfolio is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

[            ] ( the “Requesting Borrower”), on behalf of [            ] (the “Borrowing Fund”) hereby gives you irrevocable notice, pursuant to Section 2.02(a) of the Credit Agreement, that it requests to borrow an amount equal to $[            ] (the “Loan”), on [            ], 20[        ] (the “Borrowing Date”) on behalf of the Borrowing Fund, in accordance with the terms of the Credit Agreement.

The undersigned, a Responsible Officer of the Requesting Borrower, hereby certifies that:

(i) The representations and warranties of the Requesting Borrower with respect to the Borrowing Fund contained in Article V of the Credit Agreement (other than the representations and warranties contained in the last sentence of Section 5.04(b)) and each other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of the Loan, before and after giving effect to the borrowing (except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

(ii) With respect to the Borrowing Fund, no Default exists, or would result from the proposed Loan or from the application of the proceeds thereof.

(iii) The outstanding Indebtedness of the Borrowing Fund in respect of advances made by, or payments for services rendered to, the Custodian as of the date hereof is: $            . Attached as Annex I hereto is a true and complete copy of the “Trial Balance Report” of the Borrowing Fund prepared by the Custodian which accurately reflects the amount of such Indebtedness.

(iv) The aggregate amount of all Interfund Loans to the Borrowing Fund is $            . [Include the following if Interfund Loans are outstanding:] Such Interfund Loans [are/are not] secured.

(v) The Borrowing Fund is not a lender of an Interfund Loan and will not be a Lender of any Interfund Loans while the Loan is outstanding.

(vi) Immediately after giving effect to such Loan the Borrowing Fund is in full compliance with the Asset Coverage Test. Attached as Annex II is an Asset Coverage Report of the Borrowing Fund which accurately reflects such compliance.

The wire instructions for the account to which the proceeds should be sent are:

Bank Name:
ABA/Routing No.:
Account Name:
Account No.
Reference:

Please contact the undersigned with any questions regarding this Loan Notice.

Very truly yours, [REQUESTING BORROWER], on behalf of the [BORROWING FUND]

By:
Name:
Title:

ANNEX I TO LOAN NOTICE

Trial Balance Report

ANNEX II TO LOAN NOTICE

Asset Coverage Report

EXHIBIT B

Form of Note

[                    ], 2015

Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

FOR VALUE RECEIVED, [LIST APPLICABLE BORROWER] (the “Borrower”) on behalf of [LIST APPLICABLE FUND OF SUCH BORROWER] (the “Fund”) hereby promises to pay to the Lender in lawful money of the United States of America, on the Maturity Date the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower on behalf of such Fund under the Credit Agreement, as conclusively evidenced on the books and records of the Lender. The Borrower on behalf of such Fund also promises to pay interest on the outstanding unpaid principal amount hereof in like money, from the date hereof until such unpaid principal is paid in full, at the rates, at the times and in the manner provided in the Credit Agreement (as defined herein) as well as all other amounts payable thereunder by the Borrower on behalf of such Fund.

This Note is a Note referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary prepayment under the conditions set forth in Section 2.03 of the Credit Agreement and mandatory prepayment under the conditions set forth in Section 2.04 of the Credit Agreement, in each case, in whole or in part, prior to the Maturity Date on the terms and conditions provided in the Credit Agreement. If an Event of Default shall occur and be continuing with respect to such Fund, the principal of and accrued interest on and other amounts relating to this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower (on behalf of such Fund) hereby waives presentment, demand, protest or notice of any kind in connection with this Note. This note shall be construed in accordance with and be governed by the law of the State of New York.

[BORROWER], on behalf of the [APPLICABLE FUND]

By:
Name:
Title:

EXHIBIT C

Form of Compliance Certificate

Reference is made to that certain Credit Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am a Responsible Officer of each Borrower.

(2) I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and assets of each Borrower and each Fund and the terms of the Credit Agreement.

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default that occurred during the period covered in the financial statements to which this certificate is attached, other than as set forth on an annex attached hereto.

The foregoing certifications are made and delivered this [•] day of [•] pursuant to Section 6.02(e) of the Credit Agreement.

Name:
Title:

EXHIBIT D

Form of Asset Coverage Report

Reference is made to that certain Credit Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

As of [                         , 20__]1, the senior securities representing indebtedness (as defined in Sections 18 (g) of the Investment Company Act) (“SSRI”) of each Fund listed below have asset coverage (as defined in Section 18 (b) of the Investment Company Act) of at least 300% computed on such date of determination regardless of whether or not dividends or distributions are being made on such date, or whether indebtedness is being incurred on such date, as if each outstanding Loan constituted a “senior security” without regard to whether such loan is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18 (g) of the Investment Company Act, all as more particularly set forth in the calculations below:

[Fund]2

(1) Portfolio Assets:	$
(2) Portfolio SSRI:	$
(3) Line (2) multiplied by 3:	$
Positive Asset Cover or Shortfall - Line (1) minus Line (3):	$

The foregoing certifications are made and delivered this day of              pursuant to Section 6.02(h) of the Credit Agreement.

Each Borrower listed on Schedule I, on behalf of each Fund set forth above.

By:
Name:
Title:

[1]	For: (1) an Asset Coverage Report delivered pursuant to Section 6.02(h) when Loans are outstanding, insert the last day of the immediately preceding calendar week; and (2) an Asset Coverage Report delivered with a Loan Notice, insert the Borrowing Date referenced in such Loan Notice.
[2]	For: (1) an Asset Coverage Report delivered pursuant to Section 6.02(h), include a separate calculation for each Fund that has a Loan outstanding; and (2) an Asset Coverage Report delivered with a Loan Notice, include a calculation for each Borrowing Fund.

EXHIBIT E

Form of NAV Certificate3

Reference is made to that certain Credit Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am a Responsible Officer of each Borrower.

(2) I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and assets of each Borrower and each Fund and the terms of the Credit Agreement.

(3) No Event of Default has occurred under Section 8.01(o) of the Credit Agreement, and the absence of any such Event of Default is demonstrated by the calculations set forth in Annex I hereto which are true and correct.

[Include the following paragraph (4) if this Certificate is delivered monthly when Loans are outstanding:]

(4) [With respect to each Fund with Loans outstanding as of the date hereof, the net asset value of such Fund as of the last day of the immediately preceding month is as follows:]

Ticker	Fund	NAV as of last day of the immediately preceding month

The foregoing certifications are made and delivered this [•] day of [•] pursuant to Section 6.02(f) of the Credit Agreement.

Name:
Title:

[3]	To be delivered monthly when Loans are outstanding.

ANNEX I TO NAV CERTIFICATE

Per Section 8.01(0)(i): aggregate net asset value of each Fund will not decline in value by more an 50% in any single calendar quarter

Ticker	Fund Name	NAV as of 1st day of Previous Quarter	NAV as of last day of Previous Quarter	Change in % from start to end of Quarter	Compliance Yes/No

Per Section 8.01(0)(ii): net asset value per share price will not decline by more than 25% in a single calendar quarter

Ticker	Fund Name	NAV per share price as of 1st day of Previous Quarter	NAV per share price as of last day of Previous Quarter	Change in % from start to end of Quarter	Compliance Yes/No

Per Section 8.01(0)(ii): net asset value per share price will not decline by more than 35% in any consecutive twelve month period

Ticker	Fund Name	NAV per share price as of the date one year prior to the date hereof	NAV per share price as of the date hereof	Change in % from start to end of such 12 month period	Compliance Yes/No

EXHIBIT F

Form of Designation of New Funds

[Requesting Fund Letterhead]

                    , 20_

The Northern Trust Company

50 S. LaSalle Street

Chicago, Illinois 60603

Attn:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Borrower”, and collectively, the “Borrowers”), each on behalf of certain of its respective series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I thereto (each of which series, account or portfolio is, individually, a “Fund” and, collectively, the “Funds”), and (ii) The Northern Trust Company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The [relevant Borrower] (the “Requesting Borrower”), on behalf of [the new Fund] (the “New Fund”) hereby requests pursuant to Section 2.10 of the Credit Agreement that the New Fund be admitted as an additional Fund under the Credit Agreement. Furthermore, the Requesting Borrower requests that Schedule I to the Credit Agreement be replaced with the form of Schedule I attached hereto.

The Requesting Borrower on behalf of the New Fund hereby represents and warrants to the Lender that as of the date hereof and after giving effect to the admission of the New Fund as an additional Fund under the Credit Agreement: (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects with respect to the Requesting Borrower and the New Fund; (ii) the Requesting Borrower and the New Fund are in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement on their part to be observed or performed as of the date hereof and after giving effect to the admission; (iii) no Default with respect to the Requesting Borrower or the New Fund has occurred and is continuing.

The New Fund agrees to be bound by the terms and conditions of the Credit Agreement in all respects as a Fund thereunder and hereby assumes all of the obligations of a Fund thereunder.

Please indicate your assent to the admission of the New Fund as an additional Fund under the Credit Agreement and the replacement of Schedule I to the Credit Agreement with Schedule I attached hereto by signing below where indicated.

[Requesting Borrower], on behalf of [New Fund]

By:
Name:
Title:

AGREED AND ACCEPTED:

THE NORTHERN TRUST COMPANY

By:
Name:
Title: